EXHIBIT 15

Accountant’s Acknowledgment

The Board of Directors
PepsiCo, Inc.

We hereby acknowledge our awareness of the use of our report dated October 10, 2001 included within the Quarterly Report on Form 10-Q of PepsiCo, Inc. for the twelve and thirty-six weeks ended September 8, 2001, and incorporated by reference in the following Registration Statements and in the related Prospectuses:

                                                                     Registration
Description                                                        Statement Number
-----------                                                        ----------------

Form S-3
--------
PepsiCo SharePower Stock Option Plan for PCDC Employees            33-42121
$32,500,000 Puerto Rico Industrial, Medical and Environmental
    Pollution Control Facilities Financing Authority Adjustable
    Rate Industrial Revenue Bonds                                  33-53232
Extension of the PepsiCo SharePower Stock Option Plan to
    Employees of Snack Ventures Europe, a joint venture
    between PepsiCo Foods International and General Mills, Inc.    33-50685
$4,587,000,000 Debt Securities and Warrants                        33-64243
$500,000,000 Capital Stock, 1 2/3 cents par value                  333-56302

Form S-4
--------
330,000,000 Shares of Common Stock, 1 2/3 cents par value
    and 840,582 Shares of Convertible Stock, no par value          333-53436

Form S-8
--------
PepsiCo SharePower Stock Option Plan                               33-35602, 33-29037,
                                                                   33-42058, 33-51496, 33-54731
                                                                   & 33-66150
1988 Director Stock Plan                                           33-22970
1979 Incentive Plan and the 1987 Incentive Plan                    33-19539
1994 Long-Term Incentive Plan                                      33-54733
1995 Stock Option Incentive Plan                                   33-61731 & 333-09363
1979 Incentive Plan                                                2-65410
PepsiCo, Inc. Long Term Savings Program                            2-82645, 33-51514 & 33-60965
PepsiCo 401(K) Plan                                                333-89265
PepsiCo Puerto Rico 1165(e) Plan                                   333-56524
Retirement Savings and Investment Plan for Union Employees of
    Tropicana Products, Inc. and Affiliates (Teamster Local
    Union #173) and Retirement Savings and Investment Plan for
    Union Employees of Tropicana Products, Inc. and Affiliates     333-65992
The Quaker Long Term Incentive Plan of 1990, The Quaker Long
    Term Incentive Plan of 1999 and The Quaker Oats Company
    Stock Option Plan for Outside Directors                        333-66632
The Quaker 401(k) Plan for Salaried Employees and The Quaker
    401(k) Plan for Hourly Employees                               333-66634

Pursuant to Rule 436(c) of the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                                                                                                                                                  KPMG LLP

New York, New York
October 17, 2001